EXHIBIT 99.2

    NOTICE OF GUARANTEED DELIVERY

for

Mirant Americas Generation, Inc.

7.625% Senior Notes due 2006,
8.300% Senior Notes due 2011 and
9.125% Senior Notes due 2031

    This form or one substantially equivalent hereto must be used to accept the offer to exchange (the "Registered Exchange Offer") of Mirant Americas Generation, Inc. (the "Company") made pursuant to the Prospectus, dated [       ], 2001 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if existing 7.625% Senior Notes due 2006, 8.300% Senior Notes due 2011 and 9.125% Senior Notes due 2031, as described in the Prospectus (the "Existing Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit the delivery of the Existing Notes and all required documents to reach Bankers Trust Company (the "Exchange Agent") prior to 5:00 P.M., New York City time, on the [         ], 2001, the expiration date (the "Expiration Date") of the Registered Exchange Offer. Such form may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Existing Notes pursuant to the Registered Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date.

Delivery to Bankers Trust Company, Exchange Agent:

By Mail:
BT Services Tennessee, Inc.
Reorganization Unit
P.O. Box 292737
Nashville, TN 37229-2737

Fax: (615) 835-3701

By Overnight Mail or Courier:
BT Services Tennessee, Inc.
Corporate Trust & Agency Services
Reorganization Unit
648 Grassmere Park Road
Nashville, TN 37211

Confirm by Telephone
(615) 835-3572

By Hand:
Bankers Trust Company
Corporate Trust & Agency Services
Attn: Reorganization Department
Receipt & Delivery Window
123 Washington Street, 1st Floor
New York, NY 10006

Information (800) 735-7777

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

    Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Existing Notes set forth below, pursuant to the guaranteed delivery procedure described in "This Exchange Offer—Procedures for Tendering the Existing Notes—Guaranteed Delivery" section of the Prospectus.

Principal Amount of Notes Tendered:

7.625% Senior Notes due 2006	8.300% Senior Notes due 2011	9.125% Senior Notes due 2031

Note Nos. (if available):

If Notes will be delivered by book entry transfer to the Depository Trust Company, provide account number:

Name(s) of Record Holder(s):

(Please print or type)
Address(es):

Area Code and Telephone Number(s):

Signature(s):

Dated:

The accompanying guarantee must be completed

GUARANTEE

(Not to be used for signature guarantee)

    The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the certificates representing all tendered Existing Notes, in proper form for transfer, or a Book-Entry Confirmation, as described in the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

    The undersigned acknowledges that it must deliver the Letter of Transmittal to the Exchange Agent with the time period set forth therein and that failure to do so could result in financial loss to the undersigned.

Name of Firm:

Address:
Area Code and Telephone Number:
(authorized signature)
Title: (Please type or print)

Date:

3